UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ________ )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CANYON RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE

 CANYON RESOURCES CORPORATION

February 21, 2008
Dear valued shareholder,

With the upcoming March 6, 2008 special meeting of shareholders less than two weeks away, we have received voting instructions from many of our shareholders, but your vote has not yet been received. Please know that your vote is critical to the outcome of this meeting regardless of how many shares you own.

Canyon Resources is asking shareholders to approve and adopt the Agreement and Plan the merger with Atna Resources Ltd. Please reference the proxy materials previously mailed to you for additional information.

RiskMetrics Group, formerly, Institutional Shareholder Services (ISS), the leading proxy advisory firm that issues voting recommendations to institutional investors, mutual and pension funds and other fiduciaries, has recommended that holders of Canyon Resources Corporation vote“FOR” the proposed merger agreement.

The Board of Directors has unanimously approved the proposed merger as well.

Since the required vote to approve the merger is by an affirmative vote of a majority of all shares outstanding eligible to vote, if you do not vote, your failure to vote will have the effect of a vote AGAINST this proxy agenda. We would appreciate your immediate attention to the enclosed proxy.

Regardless of the number of shares you own, it is important that they be represented. Your vote matters to us and we need your support.

We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special meeting:

▪	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Using your control number located on your proxy card, cast your ballot.

▪	VOTE VIA THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card at and follow the instructions on the website.

▪	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Please help us by taking a moment to cast your vote today and help us avoid additional costs of further solicitation.

If you have any questions relating to the special shareholders meeting or voting your shares, you may call our proxy solicitation agent, The Altman Group, toll-free at 800-314-9816 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern Time.

Thank you in advance for your support.

IMPORTANT NOTICE

CANYON RESOURCES CORPORATION
14142 Denver West Parkway, Suite 250
Golden, CO 80401

February 25, 2008
Dear valued shareholder,

With the upcoming March 6, 2008 Special Meeting of Shareholders less than two weeks away, we have received voting instructions from many of our shareholders, but your vote has not yet been received. Please know that your vote is critical to the outcome of this meeting regardless of how many shares you own.

Canyon Resources is asking shareholders to approve and adopt the Agreement and Plan the merger with Atna Resources Ltd. Please reference the proxy materials previously mailed to you for additional information.

RiskMetrics Group, formerly, Institutional Shareholder Services (ISS), the leading proxy advisory firm that issues voting recommendations to institutional investors, mutual and pension funds and other fiduciaries, has recommended that holders of Canyon Resources Corporation vote“FOR” the proposed merger agreement.

The Board of Directors has unanimously approved the proposed merger as well.

Since the required vote to approve the merger is by an affirmative vote of a majority of all shares outstanding eligible to vote, the failure to vote has the same effect as a vote AGAINST the adoption of the merger agreement. Therefore, we would appreciate your immediate attention to the enclosed proxy and regardless of the number of shares you own, it is important that you are represented. Your vote matters to us and we need your support.

We strongly encourage you to vote your shares today “FOR” the Merger Agreement.

Voting is easy. For your convenience please use the enclosed proxy to vote promptly — by Telephone or Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided.

By casting your vote today you may help us avoid additional costs of further solicitation.

If you have any questions relating to the special shareholders meeting or voting your shares, you may call our proxy solicitation agent, The Altman Group toll-free at 800-314-9816 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern Time.

Thank you in advance for your support.

Sincerely,

James K.B. Hesketh
President, CEO, Director